Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-174213

1,946,000 Shares
Common Stock

AspenBio Pharma, Inc., is offering 1,946,000 shares of its common stock, no par value, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is traded on the NASDAQ Capital Market under the symbol “APPY.”  On November 14, 2012, the last reported sale price of our common stock was $2.46 per share.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. The aggregate market value of our outstanding common stock held by non-affiliates is $22,403,281, as calculated based on General Instruction I.B.6.  During the 12-calendar months prior to and including the date of this prospectus supplement, we have offered an aggregate of $2,420,875 of securities pursuant to General Instruction I.B.6.  For purposes of this calculation, we have used the closing price of our common stock on October 23, 2012, which was $2.93.

Our business and an investment in our securities involve significant risks.  These risks are described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$2.10	$4,086,600
Underwriting discount(1)	$0.15	$286,062
Proceeds, before expenses, to us	$1.95	$3,800,538

(1)
The underwriters will receive compensation in addition to the underwriting discount.  See “Underwriting” beginning on page S-21 of this prospectus supplement for a description of compensations payable to underwriters.

The underwriters may also purchase up to an additional 291,900 shares from us at the public offering price, less the underwriting discount, within 45 days after the date of this prospectus supplement to cover overallotments, if any.

The underwriters expect to deliver the shares against payment on or about November 20, 2012.

Aegis Capital Corp

November 16, 2012

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ACCOMPANYING PROSPECTUS

ASPENBIO PHARMA, INC.	3
RISK FACTORS	3
ABOUT THIS PROSPECTUS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
PLAN OF DISTRIBUTION	5
DESCRIPTION OF OUR CAPITAL STOCK	7
DESCRIPTION OF OUR WARRANTS	7
DESCRIPTION OF OUR UNITS	10
LEGAL MATTERS	10
EXPERTS	10
INCORPORATION BY REFERENCE	11
WHERE YOU CAN FIND MORE INFORMATION	11

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus.  The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information.  Generally, when we refer to this prospectus, we are referring to both parts of this document combined.  This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the Securities and Exchange Commission, or SEC.  This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing.  You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you, as well as the additional information described under “Where You Can Find More Information” on page S-30 of the prospectus supplement before investing in our securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.  If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we authorized to be distributed to you and the documents incorporated by reference herein and therein.  We have not, and the underwriters have not, authorized anyone to provide you with information that is different.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are offering to sell and seeking offers to buy shares of our securities only in jurisdictions where offers and sales are permitted.  Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States.  The information contained in, or incorporated by reference to, this prospectus supplement, the accompanying prospectus, and any related free writing prospectus that we authorized to be delivered to you, is accurate only as of the respective dates of those documents, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.  Our business, financial condition, results of operations and prospects may have changed since those dates.  You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995.  The words “believe,” “should,” “predict,” “future,” “may,” “might,” “will,” “would,”  “estimate,” “continue,” “could,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” or the negative thereof, or other words and terms of similar meaning, as they relate to us, our business, prospects, future financial or operating performance or our management, are intended to identify forward-looking statements.  While forward-looking statements made by us are based on our current intent, belief, judgment, assumptions, estimates and projections and are believed by us to be reasonable, they are subject to risks and uncertainties, many of which are beyond our control.  These risks and uncertainties could cause actual results, performance or achievements to vary materially from the forward-looking statements, including the following risks and uncertainties:

•	our ability to continue as a going concern and to raise additional capital, as necessary, on acceptable terms or at all;

•	having available funding for the continued development of AppyScore™;

•	the success of the clinical trials to support clearance or approval for AppyScore;

•	changes in regulations and the adoption of new regulations;

•	delays in initiating, conducting or completing clinical trials and the satisfactory results of our clinical trials;

•	uncertainty related to our ability to obtain clearance or approval of our products by the FDA and regulatory bodies in other jurisdictions;

•	uncertainty relating to certain of our patents, future patent and other intellectual property infringement claims by third parties and our inability to protect our intellectual property;

•	market acceptance of our products and the estimated potential size of these markets;

•	pricing and reimbursement for approved or cleared products;

•	dependence on third parties for clinical development and manufacturing;

•	dependence on a limited number of key employees;

•	competition and risk of competitive new products and alternative technologies;

•	the impact of the proposed name change;

•	the impact of the proposed amendment to our Stock Incentive Plan, as amended;

•	volatility in the value of our common stock;

•	volatility in the financial markets generally; and

•	the other risks and uncertainties described under “Risk Factors” or elsewhere in this prospectus supplement and the accompanying prospectus.

You should consider the risks above carefully in addition to other information contained in this prospectus before purchasing our common stock.  If any of these risks occur, they could seriously harm our business, prospects, financial condition and results of operations.  In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.  Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors will emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

 PROSPECTUS SUPPLEMENT

SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference.  This summary is not complete and does not contain all of the information that you should consider before investing in our securities.  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.  Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the risk factors beginning on page S-8 of this prospectus supplement, and the financial statements and related notes included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.  Unless the context indicates otherwise, references to “Company” or “AspenBio” or “we,” “us” or “our” refers to AspenBio Pharma, Inc.

Overview

AspenBio Pharma, Inc. is developing a blood test, AppyScoreTM, that is intended to be used by emergency department physicians to aid them in the rule out decision of possible appendicitis in children, adolescent and young adult (ages 2 – 20) patients that present with abdominal pain. We are aware of no blood test that is cleared by the Food and Drug Administration (FDA) for the purpose of aiding in the rule out of appendicitis and are not aware of any current competitors in this area. We expect the main benefit of AppyScore will be to provide the physician with objective information that will aid in the identification of patients at low risk for appendicitis and thereby potentially reducing the number of expensive and potentially hazardous computed tomography (CT) scans that are currently performed on these patients. In addition, we believe the test will potentially save significant costs through both the reduction of CT scans and improved patient throughput in crowded emergency departments. We are in the final stages of development and intend to commence an FDA pivotal trial by early 2013 and potentially commence marketing AppyScore outside the United States in the fourth quarter of 2013.

The AppyScore test currently under development employs three biomarkers; (1) our previously patented MRP- 8/14, also known as S100/A8/A9 or calprotectin, (2) C-Reactive Protein (CRP) and (3) White Blood Cell Count (WBC). The individual biomarkers are calculated and entered into a mathematical algorithm which calculates the AppyScore. The results are displayed on the display of the AppyScore reader, which is a small bioanalyzer or instrument. The test is designed to be run in approximately 20 minutes by trained laboratory personnel, with the results being reported back to the emergency department physician to assist triaging the patient to a more conservative management route, or possibly a CT scan and other imaging studies or consultation with a surgeon.

 In 2011, we conducted a pilot study of the AppyScore multi-marker test in 11 hospitals in the United States and enrolled 503 patients between the ages of 2 through 20. The pilot study evaluated the use of multiple biomarkers for the AppyScore test configuration and demonstrated appreciably better results than the single-marker test evaluated in our previous studies. Based upon the pilot study, the panel for AppyScore was determined to comprise three biomarkers; the Company’s patented MRP 8/14 biomarker and CRP, along with WBC. The concentration in blood or plasma of each of these components was measured and the results analyzed using a proprietary algorithm.

The following data, which was presented earlier in 2012, at the National and Regional meetings, of the Society for Academic Emergency Medicine (SAEM) summarize the results of the pilot study:

AppyScore Multi-Marker Study Result		95% Confidence Interval
Sensitivity	96.5%	92.1 – 98.5
Sensitivity	43.2%	38.2 – 48.3
NPV	96.9%	92.9 – 98.7

The study data demonstrated high sensitivity and high negative predictive value (NPV) similar to other adjunctive tests currently used by physicians to aid them in ruling out diseases. These performance attributes should provide the physician with incremental diagnostic information that we believe will enhance their decision-making process when it comes to evaluating possible appendicitis. By way of example, with an NPV of 96.9%, the physician could be 96.9% confident that the patient did not have the disease, based upon these results. The potential value of the AppyScore test is its ability to aid a physician in his evaluation of ruling out appendicitis to pursue a more conservative treatment path. The AppyScore’s study results are in line with other in vitro diagnostic tests approved for and currently in use in the market today to assist clinicians in their rule out of disease conditions. Clinicians interviewed have indicated that this performance would be helpful to them in managing patients suspected for appendicitis. It would enable them to use the test to assist in the evaluation of appendicitis, and potentially decrease their overall use of CT scans.

Beginning in 2004, we initiated the establishment of an intellectual property portfolio for AppyScore. Ongoing scientific and technical progress remains the basis for our patenting efforts. Since March 2009, three U.S. patents have been issued and one foreign patent has been allowed. At this time, additional foreign patent applications have been allowed or are pending. On November 16, 2011, an additional provisional patent application was filed which focuses on the newly developed multiple-marker technology. Currently, this filing is a provisional patent and has not yet filed or granted in any specific countries.

If we obtain FDA clearance or approval, we plan to commercialize the product in the United States through a small direct sales organization, supplemented by distributors as necessary. The primary revenue will be generated through the sale of disposable cassettes which are run separately for each patient. We anticipate the AppyScore instrument will be moderately-priced and are exploring options to either sell or lease the instrument to the hospitals. We expect to market the product outside the United States through either a network of specialized distributors or partners.

Recent Developments

In August 2012, we made a pre-investigational device exemption (pre-IDE) submission to the FDA and met with the FDA in September 2012 pursuant to our request for a pre-IDE meeting. This submission and subsequent meeting were intended to document the planned regulatory path for AppyScore, which we believe to be de-novo 510(k), as well as achieve agreement on the statistical analysis plan and protocol for the clinical trial. In ongoing follow-up to this meeting, we have revised our trial protocol and intended use statement for AppyScore, incorporating the feedback from the FDA.  We have also begun training emergency department personnel in the hospitals that will participate in the pivotal clinical trial. Pending finalization and approval of the protocol by the IRB, we will commence a pivotal clinical trial, which we expect would be concluded by mid-third quarter of 2013.  Following the conclusion of the trial, we plan to submit the trial results to the FDA and, if successful, launch the product in the United States after FDA clearance. We are also advancing on the steps required to file for a conformity mark for product conformity under the European Economic Area (CE mark) for the product which we expect to achieve by the end of 2012 which would potentially enable us to initiate marketing of AppyScore in the European Union, where a pivotal trial is not required.

We closed two financing transactions, one in December 2011 ($1,600,000 in gross proceeds to the Company) and the other in June 2012 ($12,200,000 in gross proceeds to the Company), designed to raise funds to finance AppyScore product development completion work. We have also recently out-licensed our animal health assets under an exclusive world-wide agreement. Under such license agreement, we receive certain license fees and milestone and royalty payments depending on the licensee’s successful development of products using our animal health assets.  To date, we have received cumulative consideration of approximately $1.3 million in license fees and milestone payments.

On September 26, 2012, Douglas Hepler, Ph.D., Michael Merson, Gregory Pusey and Mark Ratain, M.D. resigned as directors of the Company. Such resignations were tendered and accepted in connection with a strategic re-alignment discussed below, and were also based on time commitment constraints for some of the departing directors. We are currently evaluating potential candidates to add to our board of directors, however, we do intend to retain a smaller-sized board of directors.

As of September 26, 2012, our Board of Directors consists of five members, four non-employee directors, Gail S. Schoettler, Board Chair, Daryl J. Faulkner, John H. Landon and David E. Welch, and one employee director, Stephen T. Lundy, our Chief Executive Officer and President.

Company Re-Alignment

Over the past year, we have undergone, and continue to undergo, a corporate re-alignment to refocus our activities and resources on the pursuit of receipt of regulatory clearance for and commercialization of ApppyScore. Prior to this re-alignment, we were primarily a research and development company focused on developing diagnostic tests and products in human appendicitis and animal health fertility fields. As part of such re-alignment, we filed a definitive proxy statement on October 15, 2012 for a special meeting of shareholders to be held on December 11, 2012, to request shareholder approval for two significant changes:

●
Change the name of the Company to Venaxis, Inc.  We believe the name AspenBio Pharma no longer fits with our business focus, infers a regional, rather than international, commercialization approach and is a legacy reference to the one-time animal health activities that are no longer core to our business.  If the name change is approved by shareholders at the special meeting of shareholders, our new name will be Venaxis, Inc. Our trading symbol on the NASDAQ Capital Market will remain as “APPY”.

●
Seek an increase in the number of shares available for future awards under our stock incentive plan by 1,200,000 shares.  Of the currently outstanding stock options to acquire 268,187 shares of our common stock issued to directors, officers, other employees of and consultants of the Company, 233,187 stock options have exercise prices that are significantly “out-of-the money.” Exercise prices for such underwater stock options range from $3.60 per share to $261.60 per share, thereby providing little, if any, incentive to the stock option holders. In addition, only approximately 19,018 shares are available for future awards under our incentive plan prior to this proposed increased, which represents an insufficient number for future incentive-based and compensatory awards.  Our board of directors has determined that it is advisable and in the best interests of the Company and its shareholders for the Company to have the ability to make equity-based incentive and compensation awards to its executives, other employees, consultants, advisors and non-employee directors under the Plan and to conserve, as much as possible, the available cash resources of the Company for the pursuit of regulatory clearance for and commercialization of AppyScore.  If the proposed increase is approved at the special meeting of shareholders, the board of directors intends to use such additional shares to:  (1) grant incentive stock option awards to executive officers and other employees as “engagement awards” at an amount equal to two times outstanding equity awards held by such persons to incentivize such officers and other employees to achieve the development, clinical trial and regulatory work necessary to seek approval for the commercialization of AppyScore; (2) grant compensatory stock option awards in lieu of market-based cash compensation to each non-employee director continuing in office in an amount equal to two times the outstanding equity awards held by each such non-employee director; and (3) have in reserve sufficient number of shares under the incentive plan to make stock option awards to eligible persons in 2013.

Company InformationWe were organized as a Colorado corporation on July 24, 2000. Our principal executive offices are located at 1585 S. Perry Street, Castle Rock, CO 80104. Our phone number is (303) 794-2000 and our facsimile is (303) 798-8332. We maintain a website at www.aspenbiopharma.com. The information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The Offering Common stock offered by us:	1,946,000 shares of common stock

Common stock outstanding immediately before the offering:	7,716,480 shares

Common stock to be outstanding immediately following the offering:	9,662,480 shares

Risk Factors:	See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of the factors that you should carefully consider before deciding to invest in our common stock.

Use of Proceeds:
We currently intend to use the net proceeds from the sale of the securities under this offering for funding of the pivotal trial for AppyScore™ and other product development activities, FDA 510(k) submission related activities and for working capital and general corporate purposes.  See “Use of Proceeds” on page S-20.

NASDAQ Capital Market Symbol:	APPY(1)

(1)  If the name change is approved by shareholders at a special meeting of shareholders to be held on December 11, 2012, our new name will be Venaxis, Inc.  Our trading symbol on the NASDAQ Capital Market will remain as “APPY.”

We have granted the underwriters an option exercisable up to 45 days after the date of this prospectus supplement to purchase up to 291,900 additional shares of our common stock, on the same terms and conditions as the shares offered hereby.

The number of shares of our common stock to be outstanding immediately after the offering is based on 7,716,480 shares of our common stock outstanding as of November 13, 2012, and exclude:

●	268,187 shares of our common stock reserved for issuance, as of September 30, 2012, upon the exercise of outstanding stock options at a weighted average exercise price of $39.09 per share;
●	19,018 shares of common stock available for future issuance under our stock option plan; and
●	599,008 shares of our common stock reserved for issuance upon the exercise of outstanding warrants as of September 30, 2012.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

RISK FACTORS

An investment in our common stock involves a high degree of risk and uncertainty.  The risks described below are not the only risks we face.  Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes. We have attempted to identify below the major factors that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all such factors.

Risks Relating to Our Business

If we fail to obtain FDA clearance, which we expect to proceed under a 510(k) de-Novo Classification path, we cannot market our product in the United States.

Therapeutic or human diagnostic products require FDA approval (or clearance) prior to marketing and sale. This applies to our ability to market, directly or indirectly, our AppyScore acute appendicitis test. As a new product, this test must undergo lengthy and rigorous development testing and other extensive, costly and time-consuming procedures mandated by the FDA. In order to obtain required FDA clearance we must finalize development of our product and successfully complete clinical testing. This process can take substantial amounts of time and resources to complete. We may elect to delay or cancel our anticipated regulatory submissions for new indications for our proposed new products for a number of reasons. There is no assurance that any of our strategies for obtaining FDA clearance or approval in an expedient manner will be successful, and FDA clearance is not guaranteed. The timing of such completion, submission and clearance, which cannot be estimated at this point, could also impact our ability to realize market value from such tests. If we do achieve FDA clearance or approval, it could subsequently be suspended or revoked, or we could be fined, based on a failure to continue to comply with ongoing regulatory requirements and standards. Similar regulatory approval or ongoing requirements and contingencies will also be encountered in major international markets.

If we fail to obtain FDA clearance or approval for our human diagnostic products, we will not be able to market and sell our products in the United States. As a result, we would not be able to recover the time and resources spent on research and development of such products.

The successful development of a medical device such as our acute appendicitis test is highly uncertain and requires significant financial expenditures and time.

Successful development of medical devices is highly uncertain. Products that appear promising in research or development may be delayed or fail to reach later stages of development or the market for several reasons, including failure to obtain regulatory clearance or approval, manufacturing costs, pricing and reimbursement issues, or other factors that may render the product uneconomical to commercialize. In addition, success in pilot trials does not ensure that larger-scale clinical trials will be successful. Evolutions in development from early stage products to later state products may require additional testing or analysis. Clinical results are frequently susceptible to varying interpretations that may delay, limit, or prevent regulatory approvals. The length of time necessary to complete clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict. If our large-scale clinical trials for a product are not successful, we will not recover our substantial investments in that product.

Factors affecting our research and development productivity and the amount of our research and development expenses include, but are not limited to, the number of patients required to be enrolled and the outcome of required clinical trials to be conducted by us and/or our collaborators.

Our independent registered public accounting firm added an emphasis paragraph to their audit report for our 2011 audit describing an uncertainty related to our ability to continue as a going concern.

Due to our continued losses and limited capital resources our independent registered public accounting firm issued a report that describes an uncertainty related to our ability to continue as a going concern in 2011. The auditors’ report discloses that we did not generate significant revenues in 2011, we incurred a net loss of approximately $10,214,000 and we consumed cash in operating activities of approximately $8,333,000 in 2011. These conditions raise substantial doubt about our ability to continue as a going concern and may make it difficult for us to raise capital. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clinical trials are expensive and we cannot assure you that we will be able to complete our clinical trial program successfully within any specific time period, or if such clinical trial takes longer to complete than we project, our ability to execute our current business strategy will be adversely affected.

Conducting clinical trials is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of any products, we must demonstrate through clinical trials the safety and efficacy of our products. We have incurred, and we will continue to incur, substantial expense for, and devote a significant amount of time to, product development, pilot trial testing and clinical trials.

Even if completed, we do not know if these trials will produce statistically significant or clinically meaningful results sufficient to support an application for marketing approval. Whether or not and how quickly we complete clinical trials is dependent in part upon the rate at which we are able to obtain regulatory clearance to commence clinical trials, engage clinical trial sites and medical investigators, reach agreement on acceptable clinical trial agreement terms, clinical trial protocols or informed consent forms with medical investigators, clinical trial sites or institutional review boards and, thereafter, the rate of patient enrollment, and the rate to collect, clean, lock and analyze the clinical trial database.

Patient enrollment in trials is a function of many factors, including the design of the protocol, the size of the patient population, the proximity of patients to and availability of clinical sites, the eligibility criteria for the study, the perceived risks and benefits of the product candidate under study and of the control, if any, the medical investigator’s efforts to facilitate timely enrollment in clinical trials, the patient referral practices of local physicians, the existence of competitive clinical trials, and whether other investigational, existing or new products are available or approved for the indication. If we experience delays in identifying and contracting with appropriate medical investigators and site, in patient enrollment and/or/completion of our clinical trial programs, we may incur additional costs and delays in our development programs, and may not be able to complete our clinical trials on a cost-effective or timely basis. Accordingly, we may not be able to complete the clinical trials within an acceptable time frame, if at all. If we or any third party have difficulty enrolling a sufficient number of patients in a timely or cost-effective manner to conduct clinical trials as planned, or if enrolled patients do not complete the trial as planned, we or a third party may need to delay or terminate ongoing clinical trials, which could negatively affect our business.

Clinical trials often require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit for our clinical trials. Our ability to enroll sufficient numbers of patients in our clinical trials depends on many factors, including the size of the relevant patient population, the nature and design of the protocol, the proximity of patients to clinical sites, the eligibility and exclusion criteria applicable for the trial, existence of competing clinical trials and the availability of already approved effective drugs for the indications being studied. In addition, patients may withdraw from a clinical trial or be unwilling to follow our clinical trial protocols for a variety of reasons. If we fail to enroll and maintain the number of patients for which the clinical trial was designed, the statistical power of that clinical trial may be reduced which would make it harder to demonstrate that the product candidate being tested in such clinical trial is safe and effective.

We face competition in the biotechnology and pharmaceutical industries and new diagnostic tests which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

We face intense competition in the development, manufacture, marketing and commercialization of diagnostic products such as ours from a variety of sources, such as academic institutions, government agencies, research institutions and biotechnology and pharmaceutical companies, including other companies with similar diagnostic or in vitro testing technologies, including those with platform technologies. These platform technologies vary from very large analyzer systems to smaller and less expensive instruments similar to ours. These competitors are working to develop and market other diagnostic tests, systems, products, and other methods of detecting, preventing or reducing disease.

The development of new technologies or improvements in current technologies for diagnosing acute appendicitis, including CT imaging agents and products that would compete with our acute appendicitis test could have an impact on our ability to sell the acute appendicitis tests or the sales price of the tests. This could impact our ability to market the tests and/or secure a marketing partner both of which could have a substantial impact on the value of our acute appendicitis products.

Among the many experimental diagnostics and therapies being developed around the world, there may be diagnostics and therapies unknown to us that may compete with our technologies or products.

Many of our competitors have much greater capital resources, manufacturing, research and development resources and production facilities than we do. Many of them also have much more experience than we have in preclinical testing and clinical trials of new diagnostic tests or animal drugs and in obtaining FDA and foreign regulatory approvals.

Major technological changes can occur quickly in the biotechnology industry, and the development of technologically improved or different products or technologies may make our product candidates or platform technologies obsolete or noncompetitive.

Our product candidates if successfully developed and approved for commercial sale, will compete with a number of human diagnostic tests currently manufactured and marketed by other biotechnology companies. Our product candidates may also compete with new products currently under development by others or with products which may cost less than our product candidates. Physicians, patients, third party payors and the medical community may not accept or utilize our acute appendicitis test products when and if approved. If our products, if and when approved, do not achieve significant market acceptance, our business, results of operations and financial condition may be materially adversely affected.

Failure to obtain medical reimbursement for our products under development, as well as a changing regulatory environment, may impact our business.

The U.S. healthcare regulatory environment may change in a way that restricts our ability to market our acute appendicitis tests due to medical coverage or reimbursement limits. Sales of our human diagnostic tests will depend in part on the extent to which the costs of such tests are paid by health maintenance, managed care, and similar healthcare management organizations, or reimbursed by government health payor administration authorities, private health coverage insurers and other third-party payors. These healthcare management organizations and third party payers are increasingly challenging the prices charged for medical products and services. The containment of healthcare costs has become a priority of federal and state governments. Accordingly, our potential products may not be considered to be cost effective, and reimbursement to the consumer may not be available or sufficient to allow us to sell our products on a competitive basis. Legislation and regulations affecting reimbursement for our products may change at any time and in ways that are difficult to predict and these changes may be adverse to us. Any reduction in Medicare, Medicaid or other third-party payer reimbursements could have a negative effect on our operating results.

We have very limited sales and marketing experience and limited sales capabilities, which may make commercializing our products difficult.

We currently have very little marketing experience and limited sales capabilities. Therefore, in order to commercialize our products, once approved, we must either develop our own marketing and distribution sales capabilities or collaborate with a third party to perform these functions. We may, in some instances, rely significantly on sales, marketing and distribution arrangements with collaborative partners and other third parties. In these instances, our future revenues will be materially dependent upon the success of the efforts of these third parties.

We may not be able to attract and retain qualified personnel to serve in our sales and marketing organization, to develop an effective distribution network or to otherwise effectively support our commercialization activities. The cost of establishing and maintaining a sales and marketing organization may exceed its cost effectiveness. If we fail to develop sales and marketing capabilities, if sales efforts are not effective or if costs of developing sales and marketing capabilities exceed their cost effectiveness, our business, results of operations and financial condition would be materially adversely affected.

If we successfully obtain FDA clearance or approval to market our acute appendicitis tests, we may experience manufacturing problems resulting in shortages or delays in production that could limit the near term growth of our revenue.

Our ability to successfully market the acute appendicitis test, once approved, will partially depend on our ability to obtain sufficient quantities of the finished tests from qualified GMP suppliers. While we have identified and are progressing with qualified suppliers, their ability to produce tests or component parts in sufficient quantities to meet possible demand may cause delays in securing products or could force us to seek alternative suppliers. The need to locate and use alternative suppliers could also cause delivery delays for a period of time. Delays in finalizing and progressing under agreements with cGMP facilities may delay our FDA approval process and potentially delay sales of such products. In addition, we may encounter difficulties in production due to, among other things, the inability to obtain sufficient amounts of raw materials, components or finished goods inventory and quality control issues with raw materials, components or finished goods. These difficulties could reduce sales of our products, increase our costs, or cause production delays, all of which could damage our reputation and hurt our financial condition. To the extent that we enter into manufacturing arrangements with third parties, we will depend on them to perform their obligations in a timely manner and in accordance with applicable government regulations.

We may not achieve the anticipated revenue from the out-licensing of our animal health assets.

We recently entered into an exclusive license agreement with a third party to license all of our animal health assets in return for license fees, milestone and royalty payments.  If product development efforts using our animal health assets are not successful in achieving commercial products, we may not receive all anticipated milestone and royalty payments.

Our results of operations could be affected by our royalty payments due to third parties.

Any revenues from products under development will likely be subject to royalty payments under licensing or similar agreements. Major factors affecting these payments include, but are not limited to:

•	coverage decisions by governmental and other third-party payors;

•	our ability to achieve meaningful sales of our products;

•	the achievement of milestones established in our license agreements; and

•	our use of the intellectual property licensed in developing the products.

If we need to seek additional intellectual property licenses in order to complete our product development, our cumulative royalty obligations could adversely affect our net revenues and results of operations.

Our success depends on our ability to successfully develop, obtain clearance or approval for and commercialize new products.

Our success depends on our ability to successfully develop new products. Although we were engaged in human diagnostic antigen manufacturing operations and historically, substantially all of our revenues have been derived from this business, our ability to substantially increase our revenues and generate net income is contingent on successfully developing one or more products. Our ability to develop any of products is dependent on a number of factors, including funding availability to complete development efforts, to adequately test and refine products, to seek required FDA clearance or approval and to commercialize our products, thereby generating revenues once development efforts prove successful. We have encountered in the past, and may again encounter in the future, problems in the testing phase for different products, which sometimes resulted in substantial setbacks in the development process. There can be no assurance that we will not encounter similar setbacks with the products in our pipeline, or that funding from outside sources and our revenues will be sufficient to bring any or all of our products to the point of commercialization. There can be no assurance that the products we are developing will work effectively in the marketplace, or that we will be able to produce them on an economical basis.

If we fail to obtain regulatory approval in foreign jurisdictions, then we cannot market our products in those jurisdictions.

We plan to market some of our products in foreign jurisdictions. Specifically, we expect that AppyScore will be aggressively marketed in foreign jurisdictions. We may need to obtain regulatory approval from the European Union or other foreign jurisdictions to do so and obtaining such approval in one jurisdiction does not necessarily guarantee approval in another. We may be required to conduct additional testing or to provide additional information, resulting in additional expenses, to obtain necessary approvals. If we fail to obtain approval in such foreign jurisdictions, we would not be able to sell our products in such jurisdictions, thereby reducing the potential revenue from the sale of our products.

We may be unable to retain key employees or recruit additional qualified personnel.

Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical and managerial personnel. There is intense competition for qualified personnel in our business. A loss of the services of our qualified personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner would harm our development programs and our business.

Our product liability insurance coverage may not be sufficient to cover claims.

Our insurance policies currently cover claims and liabilities arising out of defective products for losses up to $2.0 million. As a result, if a claim was to be successfully brought against us, we may not have sufficient insurance that would apply and would have to pay any costs directly, which we may not have the resources to do.

Risks Relating to our Intellectual Property

Our competitive position is contingent upon the production of our intellectual property and we may not be able to withstand challenges to our intellectual property rights.

We rely on our intellectual property, including our issued and applied for patents and our licenses, as the foundation of our business. If our intellectual property rights are challenged, no assurances can be given that our patents or licenses will survive claims alleging invalidity or infringement on other patents and/or licenses. Additionally, disputes may arise regarding inventorship of our intellectual property. There also could be existing patents of which we are unaware that our products may be infringing upon. As the number of participants in the market grows, the possibility of patent infringement claims against us increases. It is difficult, if not impossible, to determine how such disputes would be resolved. Furthermore, because of the substantial amount of discovery required in connection with patent litigation, there is a risk that some of our confidential information could be required to be publicly disclosed. In addition, during the course of patent litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation. Any litigation claims against us may cause us to incur substantial costs and could place a significant strain upon our financial resources, divert the attention of management or restrict our core business or result in the public disclosure of confidential information. The occurrence of any of the foregoing could materially impact our business.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or use of, our technology.

Some or all of our patent applications may not issue as patents, or the claims of any issued patents may not afford meaningful protection for our technologies or products. In addition, patents issued to us or our licensors, if any, may be challenged and subsequently narrowed, invalidated or circumvented. Patent litigation is widespread in the biotechnology industry and could harm our business. Litigation might be necessary to protect our patent position or to determine the scope and validity of third-party proprietary rights.

If we choose to go to court to stop someone else from using the inventions claimed in our patents, that individual or company would have the right to ask the court to rule that such patents are invalid and/or should not be enforced against that third party. These lawsuits are expensive and we may not have the required resources to pursue such litigation or to protect our patent rights. In addition, there is a risk that the court will decide that these patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of these patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe our rights in these patents.

Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In addition, there is a risk that a court will order us to pay the other party treble damages for having violated the other party’s patents. The biotechnology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity in the United Sates, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications or that we were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference or other proceeding in the U.S. Patent and Trademark Office, or the PTO, or a court to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our U.S. patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Obtaining and maintaining our patent protection depends upon compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The PTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.

Our failure to secure trademark registrations could adversely affect our ability to market our product candidates and our business.

Our trademark applications in the United States, when filed, and any other jurisdictions where we may file may not be allowed for registration, and our registered trademarks may not be maintained or enforced. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the PTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our applications and/or registrations, and our applications and/or registrations may not survive such proceedings. Failure to secure such trademark registrations in the United States and in foreign jurisdictions could adversely affect our ability to market our product candidates and our business.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property, which could impede our ability to compete.

Because we operate in the highly technical field of biotechnology we rely in part on trade secret protection in order to protect our proprietary trade secrets and unpatented know-how. However, trade secrets are difficult to protect, and we cannot be certain that others will not develop the same or similar technologies on their own. We have taken steps, including entering into confidentiality agreements with all of our employees, consultants and corporate partners, to protect our trade secrets and unpatented know-how. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. We also typically obtain agreements from these parties which provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets or know-how is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets or know-how. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the biotechnology and pharmaceutical industry, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

We may not be able to adequately protect our intellectual property outside of the United States.

The laws in some of those countries may not provide protection for our trade secrets and intellectual property. If our trade secrets or intellectual property are misappropriated in those countries, we may be without adequate remedies to address the issue. Additionally, we also rely on confidentiality and assignment of invention agreements to protect our intellectual property. These agreements provide for contractual remedies in the event of misappropriation. We do not know to what extent, if any, these agreements and any remedies for their breach will be enforced by a foreign or domestic court. In the event our intellectual property is misappropriated or infringed upon and an adequate remedy is not available, our future prospects will greatly diminish.

Additionally, prosecuting and maintaining intellectual property (particularly patent) rights are very costly endeavors. We do not know whether legal and government fees will increase substantially and therefore are unable to predict whether cost may factor into our intellectual property strategy.

Risks Related to Our Securities

We require additional capital for future operations and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to our existing shareholders.

We have historically needed to raise capital to fund our operating losses including development expenses, which have been significant. We expect to continue to incur operating losses in the 2012 calendar year and at least into 2013. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all, especially in light of the state of the current financial markets which could impact the timing, terms and other factors in our attempts to raise capital. Any sale of a substantial number of additional shares may cause dilution to our existing shareholders and could also cause the market price of our common stock to decline.

Current challenges in the commercial and credit environment may adversely affect our business and financial condition.

The global financial markets have recently experienced unprecedented levels of volatility. Our ability to generate cash flows from operations, issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for the Company’s products or in the solvency of its customers or suppliers, deterioration in the Company’s key financial ratios or credit ratings, or other significantly unfavorable changes in conditions. While these conditions and the current economic downturn have not meaningfully adversely affected our operations to date, continuing volatility in the global financial markets could increase borrowing costs or affect the company’s ability to access the capital markets. Current or worsening economic conditions may also adversely affect the business of our customers, including their ability to pay for our products and services, and the amount spent on healthcare in general. This could result in a decrease in the demand for our potential products and services, longer sales cycles, slower adoption of new technologies and increased price competition. These conditions may also adversely affect certain of our suppliers, which could cause a disruption in our ability to produce our products.

We do not anticipate paying any dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

The Company does not intend to declare any dividends on our shares of common stock in the foreseeable future and currently intends to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of our common stock at or above the price they paid for them.

Our stock price, like that of many biotechnology companies, is volatile.

The market prices for securities of biotechnology companies, in general, have been highly volatile and may continue to be highly volatile in the future, particularly in light of the current financial markets. In addition, the market price of our common stock has been and may continue to be volatile, especially on the eve of Company announcements which the market is expecting, as is the case with clinical trial results. Among other factors, the following may have a significant effect on the market price of our common stock:

•
announcements of clinical trial results, FDA correspondence or interactions, developments with regard to our intellectual property rights, technological innovations or new commercial products by us or our competitors;

•	publicity regarding actual or potential medical results related to products under development or being commercialized by us or our competitors;

•	regulatory developments or delays affecting our products under development in the United States and other countries; and

•	new proposals to change or reform the U.S. healthcare system, including, but not limited to, new regulations concerning reimbursement programs.

As a public company we are subject to complex legal and accounting requirements that require us to incur substantial expenses, and our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price and listing on the NASDAQ Capital Market.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies.  The cost of compliance with many of these requirements is substantial, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company.  Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence, delisting of our securities and/or governmental or private actions against us.  We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

The Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) requires, among other things, that we maintain effective internal controls over financial reporting and disclosure controls and procedures.  In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of Sarbanes-Oxley.  Our compliance with Section 404 of Sarbanes-Oxley requires that we incur substantial accounting expense and expend significant management efforts.  The effectiveness of our controls and procedures may in the future be limited by a variety of factors, including:

•	faulty human judgment and simple errors, omissions or mistakes;

•	fraudulent action of an individual or collusion of two or more people;

•	inappropriate management override of procedures; and

•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we may be subject to NASDAQ delisting, investigations by the SEC and civil or criminal sanctions.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements.  We expect that we will need to continue to improve existing, and implement new operational, financial and accounting systems, procedures and controls to manage our business effectively.

Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls may cause our operations to suffer, and we may be unable to conclude that our internal control over financial reporting is effective as required under Section 404 of Sarbanes-Oxley.  If we are unable to complete the required Section 404 assessment as to the adequacy of our internal control over financial reporting, if we fail to maintain or implement adequate controls, our ability to obtain additional financing could be impaired. In addition, investors could lose confidence in the reliability of our internal control over financial reporting and in the accuracy of our periodic reports filed under the Exchange Act.  A lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

The price of our common stock may continue to be volatile.

Our common stock is currently traded on the NASDAQ Capital Market.  The trading price of our common stock from time to time has fluctuated widely and may be subject to similar volatility, in the future.  For example in the calendar year ended December 31, 2011, our common stock traded as low as $5.82 and as high as $25.20.  Between January 1, 2012 and November 13, 2012, our common stock traded as low as $1.33 and as high as $5.88 (each on a post reverse stock splits basis). The trading price of our common stock in the future may be affected by a number of factors, including events described in these “Risk Factors.” In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted.  A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of management’s attention and resources, and could have a material adverse effect on our financial condition.

We may not be able to maintain our current listing on the NASDAQ Capital Market and a delisting could limit the liquidity of our stock, increase its volatility and hinder our ability to raise capital.

On February 13, 2012, the Company received notice from NASDAQ that the Company’s stock trading price was not in compliance with NASDAQ’s requirement that listed companies maintain a price of at least $1.00 per share.  Further, on May 15, 2012, the Company received notice from NASDAQ of the Company’s non-compliance with the listing requirement to maintain stockholders’ equity of at least $2,500,000.  Following the completion of a public offering in June 2012, and a one-for-six reverse stock split effected on June 20, 2012, the Company regained compliance with both standards for continued listing on the NASDAQ Capital Market.  There can be no assurance that we will be able to maintain the listing of our common stock in the future.

If our common stock is delisted by NASDAQ, our common stock may be eligible for quotation on an over-the-counter quotation system or on the pink sheets.  Upon any such delisting, our common stock would become subject to the regulations of the SEC relating to the market for penny stocks.  A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share.  The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit the ability of shareholders to sell securities in the secondary market.  In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock, and there can be no assurance that our common stock will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from NASDAQ could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock.  Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Risks Related to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.  Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.  A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.  In addition, as of September 30, 2012, 867,195 shares of our common stock are issuable upon exercise of outstanding options and warrants.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future fundraising transactions.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our common stock.

USE OF PROCEEDS

Based upon the offering price of $2.10 per share, we estimate that the net proceeds we will receive from this offering will be approximately $3.7 million, or approximately $4.2 million if the underwriters exercise in full their option to purchase 291,900 additional shares, after deducting underwriting discounts and commissions and estimated expenses payable by us.  We currently intend to use the net proceeds from this offering for funding of the pivotal trial for AppyScore and other product development activities, FDA 510(k) submission related activities and for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.  Accordingly, we will retain broad discretion over the use of such proceeds.  Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs.

DILUTION

If you purchase our common stock sold in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.  We calculate net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value at September 30, 2012, was approximately $7,198,600, or $0.93 per share, based on 7,716,480 shares of our common stock outstanding.  After giving effect to the sale of 1,946,000 shares of common stock by us at a public offering price of $2.10 per share, less the estimated offering expenses, our net tangible book value at September 30, 2012, would have been approximately $10,853,000 or $1.12 per share.  This represents an immediate increase in the net tangible book value of $0.19 per share to existing stockholders and an immediate dilution of $0.98 per share to investors in this offering.  The following table illustrates this per share dilution:

Offering price per share		$2.10
Net tangible book value per share as September 30, 2012	$0.93
Increase in net tangible book value per share attributable to the offering	$0.19
As-adjusted net tangible book value per share after giving effect to the offering	$1.12
Dilution in net tangible book value per share to new investors		$0.98

The above discussion and table are based on 7,716,480 shares of our common stock outstanding as of September 30, 2012.  This excludes, as of September 30, 2012:  268,187 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $39.09 per share; and 19,018 shares of common stock available for future issuance under our stock option plan; and 599,008 shares of our common stock reserved for issuance upon the exercise of outstanding warrants.

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into underwriting agreements, dated November 14, 2012 and November 15, 2012 with the representative.  In this prospectus supplement, we refer to the underwriting agreements collectively as the “underwriting agreement.” Subject to the terms and conitions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Aegis Capital Corp	1,946,000
Total	1,946,000

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the shares offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $0.084 per share. If all of the shares offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 291,900 additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $4.7 million and the total proceeds to us, before expenses, will be approximately $4.4 million.

Discounts and Commissions.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

Total Per Share
Public offering price	$2.10
Underwriting discount (7%)	$0.15
Non-accountable expense allowance (1%)	$0.02
Proceeds, before expenses, to us	$1.93

We have agreed to pay certain of the underwriters’ expenses relating to the offering, including (a) all fees incurred in clearing this offering with FINRA; (b) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of such states and other jurisdictions designated by the underwriters; (c) up to $15,000 for the underwriters’ expenses (including fees of counsel) incurred relating to registration or qualification of the shares under the “blue sky” securities laws; (d) up to $20,000 of the underwriters’ accountable road show expenses,; and (e) upon successfully completing this offering, $20,000 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering.  The total of any advanced payments will be refundable to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discount, will be approximately $105,000.

Discretionary Accounts.

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements.

We, our directors and executive officers have entered into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of three months from the effective date of this offering without the prior written consent of the representative, agree not to (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the common stock. Notwithstanding these limitations, these common shares may be transferred by gift, will or intestate succession, or by judicial decree under certain limited circumstances.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.

Right of First Refusal.

We previously granted the representative, for a period of 12 months after the closing of the offering consummated in June 2012, a right of first refusal to act as, in the Company’s discretion, lead underwriter or minimally as co-manager with at least 50% of the economics, or, in the case of a three-underwriter or placement agent transaction, 33% of the economics.

Electronic Offer, Sale and Distribution of Shares.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships

The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees, however, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any further services.

Stabilization.

In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•
Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•
Overallotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter s will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making.

In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia.

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China.

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands.

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France.

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland.

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel.

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy.

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•
to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan.

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal.

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden.

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland.

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates.

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom.

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Transfer Agent.

The transfer agent for our common stock to be issued in this offering is Corporate Stock Transfer, Inc.

Stock Exchange.

Our common stock is traded on The NASDAQ Capital Market under the symbol “APPY.”

LEGAL MATTERS

Ballard Spahr LLP, Philadelphia, Pennsylvania, has passed upon certain legal matters regarding the shares offered by this prospectus supplement.  Certain legal matters will be passed upon for the underwriters by Reed Smith LLP, New York, New York.

EXPERTS

GHP Horwath, P.C., independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), which are incorporated by reference in this prospectus supplement and the accompanying prospectus.  Our financial statements as of December 31, 2011 are incorporated by reference in reliance upon the reports of GHP Horwath, P.C., upon the authority of said firm as experts in accounting and auditing in giving said reports.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those other documents.  The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed March 16, 2012;

•	our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed April 9, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•
our Current Reports on Form 8-K filed with the SEC on February 1, 2012 (Items 8.01 and 9.01), February 17, 2012 (Item 3.01), May 16, 2012 (Items 3.01 and 5.02), May 24, 2012 (Items 5.02, 8.01 and 9.01), May 24, 2012 (Items 5.02, 5.07 and 9.01), June 20, 2012 (Items 1.01, 5.03 and 9.01), June 25, 2012 (Items 3.01, 8.01 and 9.01), July 10, 2012 (Items 8.01 and 9.01), July 30, 2012 (Items 1.01 and 9.01), August 7, 2012 (Items 8.01 and 9.01), August 16, 2012 (Items 8.01, and 9.01), September 18, 2012 (Items 8.01 and 9.01), September 27, 2012 (Items 5.02, 8.01 and 9.01), October 23, 2012 (Item 8.01), and November 13, 2012 (Items 8.01 and 9.01); and

•
our Registration Statement on Form 8-A filed October 1, 2002 registering our common stock under the Securities Act of 1934, as amended by Form 8-A filed on August 27, 2007 and as amended by Form 8-A/Amendment 1 on August 27, 2007.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate).  Written or oral requests for copies should be directed to us at the address below.

AspenBio Pharma, Inc.
Attention:  Jeffrey McGonegal, Chief Financial Officer
1585 S.  Perry Street
Castle Rock, Colorado 80104
Telephone No.: (303) 794-2000
Facsimile No.: (303) 798-8332

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C.  20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  Our website address is http://www.aspenbiopharma.com.  However, information on our website will not be considered a part of this prospectus supplement or the accompanying prospectus.

Filed pursuant to Rule 424(b)(5)
Registration No.: 333-174213
PROSPECTUS

$15,000,000
Common Stock
Warrants
Units

We may issue and sell from time to time our common stock, warrants to purchase common stock (“warrants”) and/or units consisting of common stock and warrants on terms to be determined at the time of sale.  We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of $15 million.

We will provide a prospectus supplement each time we issue securities, specifying the specific terms of the securities being sold as well as the specific terms of that offering.

You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein, carefully before you invest.

The securities being sold may be sold on a delayed or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If any dealers, agents or underwriters are involved in the sale of the securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our Articles of Incorporation, as amended, were amended effective 12:01 a.m. on July 29, 2011 to reflect a reverse stock split of our common stock.  Pursuant to the reverse stock split, at the effective time, each five (5) shares of common stock issued and outstanding were combined into one (1) validly issued, fully paid and non assessable share of common stock.  No fractional shares were issued, each fraction that resulted from the reverse stock split was rounded up to the nearest whole share.

Our common stock is traded on the Nasdaq Capital Market under the symbol “APPY.”  Due to the reverse stock split, from July 29, 2011 until August 26, 2011, our stock will trade under the symbol “APPYD.”  On July 28, 2011, the closing price of our common stock as reported on the Nasdaq Capital Market was $3.30 per share, which has been adjusted to reflect the reverse stock split. None of the other securities offered under this prospectus are publicly traded.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” beginning on page 3.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 29, 2011.

TABLE OF CONTENTS

ASPENBIO PHARMA, INC.	3
RISK FACTORS	3
ABOUT THIS PROSPECTUS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
PLAN OF DISTRIBUTION	5
DESCRIPTION OF OUR CAPITAL STOCK	7
DESCRIPTION OF OUR WARRANTS	7
DESCRIPTION OF OUR UNITS	10
LEGAL MATTERS	10
EXPERTS	10
INCORPORATION BY REFERENCE	11
WHERE YOU CAN FIND MORE INFORMATION	11

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

ASPENBIO PHARMA, INC.

AspenBio Pharma, Inc. (the “Company” or “AspenBio” also “we”, “us” or “our”) is developing products that address unmet human diagnostic and animal health therapeutic needs.

AspenBio is focused on its unique blood-based test, AppyScore™, a product being developed to assist emergency department physicians in managing acute appendicitis. According to CDC data in the United States alone, over seven million people enter emergency departments annually complaining of abdominal pain.  Diagnosis of the cause of the abdominal pain can be challenging and urgent, particularly because of the risk of negative implications to a patient’s health and the cost if the acute appendicitis is not timely diagnosed. We anticipate that AppyScore will provide physicians with incremental objective clinical information, through the test’s negative predictive value and sensitivity, to assist in the management of the large number of patients who enter hospital emergency departments suspected of, but at low risk of having acute appendicitis.

Assuming regulatory clearance, we expect AppyScore will be used to aid emergency department physicians in the management of this large segment of their patient population, those presenting with abdominal pain.  Potentially the use of AppyScore in low risk patients could also reduce health care costs and avoid exposing such patients to unnecessary radiation from CT imaging.  Children are most susceptible to the long term health risks associated with radiation exposure from CT imaging. Our current focus is to validate the use of AppyScore in the management of children and adolescents presenting to emergency departments with signs, symptoms and history suggestive of, or suspicious for acute appendicitis, but who are believed to be at low risk of having the disease.

Additionally, we have several novel reproduction drugs in development for use in animals, including livestock, of economic importance.

We are a Colorado corporation located at 1585 S. Perry Street, Castle Rock, Colorado 80104.  Our phone number is (303) 794-2000.  We maintain a website at http://www.aspenbiopharma.com.  The information contained in, or that can be accessed through, the website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks incorporated by reference herein that are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as any applicable prospectus supplement and the reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described in such “Risk Factors” section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, from time to time, issue and sell in one or more series or classes our common stock, warrants and/or units consisting of our common stock and warrants in one or more offerings up to an aggregate maximum offering price of $15 million (or its equivalent in foreign or composite currencies). Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus provides you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement, the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause AspenBio’s actual results to vary materially from those indicated by such forward-looking statements.  These statements are based on certain assumptions made based on experience, expected future developments and other factors AspenBio believes are appropriate in the circumstances.  Meaningful factors, which could cause actual results to differ from expectations, many of which are beyond the control of AspenBio, include, but are not limited to:  actual trial results; our ability to successfully complete the clinical trial data assessments required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from, the appendicitis test in development, as well as the animal health products and other new products developed by AspenBio; our ability to retain the scientific management team to advance the products in development; our ability to execute agreements to provide AspenBio with rights to meet its objectives; our ability to overcome adverse changes in market conditions and the regulatory environment; our ability to obtain and enforce intellectual property rights; our ability to our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; availability of qualified personnel; and other factors referenced herein in “Risk Factors.”  AspenBio does not intend (and is not obligated) to update publicly any such forward-looking statements.  For other factors that may impact such forward-looking statements, reference is made to our annual and quarterly reports filed with the Securities and Exchange Commission.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for product development, clinical trial activities, FDA 510(k) submission-related activities, general corporate purposes, including payment of expenses and liabilities, and working capital. At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures, which may vary significantly depending on various factors such as our research and development results, regulatory approvals, competition, marketing and sales, and the market acceptance of any products introduced by us or our partners.  Pending application of the net proceeds from any particular offering, we intend to invest such proceeds in short-term, interest-bearing, investment-grade securities.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;

•
through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more purchasers;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, agents and others that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”) and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In no event will the total amount of cash compensation paid to underwriters, placement agents, dealers or brokers exceed 10% of the gross proceeds of the offering.  We will identify in the applicable prospectus supplement any underwriters, dealers, agents and others and will describe their compensation. We may have agreements with underwriters, dealers, agents and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and others may engage in transactions with or perform services for us in the ordinary course of their businesses.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless the prospectus supplement provides otherwise, underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.

Dealers

We also may sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales and Institutional Purchases

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Such activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the Nasdaq Capital Market or otherwise.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Costs

We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF OUR CAPITAL STOCK

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Articles of Incorporation, as amended (the “Articles of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”) that we have previously filed with the SEC. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 30,000,000 shares of common stock, no par value, of which 40,138,324 shares were outstanding as of July 28, 2011 (estimated at 8,027,665 to reflect the reverse stock split effective on July 29, 2011).

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, except that in the election of directors each shareholder shall have as many votes for each shares held by him, her or it as there are directors to be elected and for whose election the shareholder has a right to vote.  Cumulative voting is not permitted.  Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

Our common stock is traded on the Nasdaq Capital Market under the symbol APPY. Due to the reverse stock split, from July 29, 2011 until August 26, 2011, our stock will trade under the symbol “APPYD.”   On July 28, 2011, the closing price of our common stock as reported on the Nasdaq Capital Market was $3.30 per share, which has been adjusted to reflect the reverse stock split.

Our registrar and transfer agent for all shares of common stock is Corporate Stock Transfer, Inc.

DESCRIPTION OF OUR WARRANTS

This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock, and may be attached to or separate from any offered securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

As of June 30, 2011, the Company had outstanding warrants exercisable for 510,000 shares of common stock at an average exercise price of $1.75 per share that expire on a weighted average of approximately five years after the date hereof.  This has not been adjusted to reflect the reverse stock split.

Exercise of Warrants

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS

We may issue units comprised of common stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP.

EXPERTS

The financial statements of AspenBio Pharma, Inc., as of December 31, 2010 and 2009, and for each of the years in the three-year period then ended, incorporated herein by reference have been audited by the accounting firm of GHP Horwath, P.C., an independent registered public accounting firm, and are incorporated in reliance upon their report dated April 14, 2011, given upon such firm’s authority as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed on April 15, 2011;

•	our Annual Report on Form 10-K/A for the year ended December 31, 2010, filed on May 2, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, filed on May 13, 2011;

•	our Current Reports on Form 8-K filed on January 5, 2011, February 24, 2011, April 15, 2011 (Item 8.01 only), July 13, 2011, July 19, 2011, July 21, 2011 and July 29, 2011; and

•
our Registration Statement on Form 8-A filed October 1, 2002 registering our common stock under the Securities Act of 1934, as amended by Form 8-A filed on August 27, 2007 and as amended by Form 8-A / Amendment 1 on August 27, 2007.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents.  You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

AspenBio Pharma, Inc.
Attention:  Jeffrey G. McGonegal, Chief Financial Officer and Secretary
1585 S. Perry Street
Castle Rock, Colorado 80104
Telephone No.: (303) 794-2000
Facsimile No.: (303) 798-8332

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  Our website address is http://www.aspenbiopharma.com.  However, information on our website will not be considered a part of this prospectus.

1,946,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Aegis Capital Corp

November 16, 2012